Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Results for the Quarter Ended March 31, 2024

FORT WORTH, Texas, May 8, 2024 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter ended March 31, 2024.

Summary of Results for the Quarter Ended March 31, 2024

•
Net loss was ($0.2) million, or ($0.01) per diluted share, compared to net income of $2.5 million, or $0.07 per diluted share, for the quarter ended Dec. 31, 2023.
•
Adjusted EBITDA(1) was $4.6 million, compared to $4.5 million for the quarter ended Dec. 31, 2023.
•
Royalty production volumes decreased 5% to 1,857 Mmcfe compared to the quarter ended Dec. 31, 2023.
•
Total production volumes decreased 6% to 2,117 Mmcfe compared to the quarter ended Dec. 31, 2023.
•
Converted 85 gross (0.32 net) wells to producing status, compared to 46 gross (0.098 net) during the quarter ended Dec. 31, 2023.
•
Inventory of 230 gross (1.099 net) wells in progress and permits as of March 31, 2024, compared to 263 gross (1.295 net) wells in progress and permits as of Dec. 31, 2023.
•
Total debt was $30.8 million and the debt to adjusted EBITDA (TTM) (1) ratio was 1.58x at March 31, 2024.

Subsequent Events

•
PHX entered into the sixth amendment to its credit agreement on April 18, 2024, pursuant to which, among other changes, the maturity date was extended to Sept. 1, 2028, and the borrowing base under PHX’s credit facility was reaffirmed at $50.0 million in connection with its regularly scheduled semi-annual redetermination.
(1)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “PHX Minerals continues to deliver positive Adjusted EBITDA and cash flow, servicing our dividend and lowering our debt by $2.0 million from last quarter, despite the significant commodity headwinds. With 0.32 net wells converted to production this quarter, the highest since the quarter ended March 31, 2023, it demonstrates the acreage quality through our asset acquisition strategy. The number of rigs operating on the Company’s acreage and its surrounding area increased since our last update, even during the current challenging pricing environment with reduced drilling activities industry-wide, further validates our methodical strategy of acquiring acreage ahead of the drill-bits.

“In addition to the LNG export demand I have previously mentioned,” continued Mr. Stephens, “artificial intelligence/data center related power demand is an emerging driver for the natural gas markets going forward. With our strong financial position and a proven business strategy, we expect to continue to unlock stockholder value as we navigate through the current commodity cycle.”

Financial Highlights

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
Royalty Interest Sales	$6,176,274	$10,123,741
Working Interest Sales	$913,934	$1,733,506
Natural Gas, Oil and NGL Sales	$7,090,208	$11,857,247

Gains (Losses) on Derivative Contracts	$627,492	$3,802,820
Lease Bonuses and Rental Income	$151,718	$313,150
Total Revenue	$7,869,418	$15,973,217

Lease Operating Expense
per Working Interest Mcfe	$1.28	$1.48
Transportation, Gathering and Marketing
per Mcfe	$0.40	$0.45
Production and Ad Valorem Tax per Mcfe	$0.19	$0.22
G&A Expense per Mcfe	$1.58	$1.20
Cash G&A Expense per Mcfe (1)	$1.25	$0.95
Interest Expense per Mcfe	$0.34	$0.22
DD&A per Mcfe	$1.11	$0.76
Total Expense per Mcfe	$3.78	$3.08

Net Income (Loss)	$(183,615)	$9,553,244
Adjusted EBITDA (2)	$4,607,034	$7,740,240

Cash Flow from Operations (3)	$5,246,651	$8,933,477
CapEx (4)	$7,440	$190,826
CapEx - Mineral Acquisitions	$1,406,248	$10,236,615

Borrowing Base	$50,000,000	$50,000,000
Debt	$30,750,000	$26,000,000
Debt to Adjusted EBITDA (TTM) (2)	1.58	0.91

(1)
Cash G&A expense is G&A excluding restricted stock and deferred director’s expense from the adjusted EBITDA table in the non-GAAP Reconciliation section.
(2)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)
GAAP cash flow from operations.
(4)
Includes legacy working interest expenditures and fixtures and equipment.

Operating Highlights

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
Gas Mcf Sold	1,700,108	1,959,010
Average Sales Price per Mcf before the
effects of settled derivative contracts	$2.10	$3.53
Average Sales Price per Mcf after the
effects of settled derivative contracts	$3.08	$3.83
% of sales subject to hedges	62%	48%
Oil Barrels Sold	37,260	54,107
Average Sales Price per Bbl before the
effects of settled derivative contracts	$76.01	$76.01
Average Sales Price per Bbl after the
effects of settled derivative contracts	$76.19	$69.90
% of sales subject to hedges	37%	45%
NGL Barrels Sold	32,184	33,104
Average Sales Price per Bbl(1)	$21.51	$25.18

Mcfe Sold	2,116,776	2,482,276
Natural gas, oil and NGL sales before the
effects of settled derivative contracts	$7,090,208	$11,857,247
Natural gas, oil and NGL sales after the
effects of settled derivative contracts	$8,759,517	$12,113,923

(1) There were no NGL settled derivative contracts during the 2024 and 2023 periods.

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2024	1,700,108	37,260	32,184	2,116,776
12/31/2023	1,775,577	39,768	38,422	2,244,717
9/30/2023	1,868,012	48,032	32,029	2,348,378
6/30/2023	1,854,485	41,009	33,929	2,304,113

Total production volumes attributable to natural gas were 80% for the quarter ended March 31, 2024.

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2024	1,533,580	33,083	20,844	1,857,147
12/31/2023	1,590,301	35,547	23,769	1,946,196
9/30/2023	1,689,396	43,575	20,416	2,073,342
6/30/2023	1,673,346	35,599	20,516	2,010,036

Royalty production volumes attributable to natural gas were 83% for the quarter ended March 31, 2024.

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
3/31/2024	166,528	4,177	11,340	259,629
12/31/2023	185,276	4,221	14,653	298,521
9/30/2023	178,616	4,457	11,613	275,036
6/30/2023	181,139	5,410	13,413	294,077

Quarter Ended March 31, 2024 Results

The Company recorded net loss of ($0.2) million, or ($0.01) per diluted share, for the quarter ended March 31, 2024, as compared to net income of $9.6 million, or $0.27 per diluted share, for the quarter ended March 31, 2023. The change in net income was principally the result of decreased natural gas, oil and NGL sales, decreased gains associated with our derivative contracts and decreased gains on asset sales, partially offset by decreased income tax provision.

Natural gas, oil and NGL revenue decreased $4.8 million, or 40%, for the quarter ended March 31, 2024, compared to the quarter ended March 31, 2023, due to decreases in natural gas and NGL prices of 41% and 15%, respectively, and decreases in natural gas, oil and NGL volumes of 13%, 31% and 3%, respectively.

The decrease in royalty production volumes during the quarter ended March 31, 2024, as compared to the quarter ended March 31, 2023, resulted from fewer new wells being brought online in the Haynesville Shale due to low gas prices. The production decrease in working interest volumes during the quarter ended March 31, 2024, as compared to the quarter ended March 31, 2023, resulted from the divestiture of working interest properties.

The Company had a net gain on derivative contracts of $0.6 million for the quarter ended March 31, 2024, comprised of a $1.7 million gain on settled derivatives and a ($1.0) million non-cash loss on derivatives, as compared to a net gain of $3.8 million for the quarter ended March 31, 2023. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in March 31, 2024 pricing relative to the strike price on open derivative contracts.

Operations Update

During the quarter ended March 31, 2024, the Company converted 85 gross (0.32 net) wells to producing status, including 29 gross (0.10 net) wells in the Haynesville and 27 gross (0.13 net) wells in the SCOOP, compared to 117 gross (0.46 net) wells in the quarter ended March 31, 2023.

At March 31, 2024, the Company had a total of 230 gross (1.099 net) wells in progress and permits across its mineral positions, compared to 263 gross (1.295 net) wells in progress and permits at Dec. 31, 2023. As of April 30, 2024, 15 rigs were operating on the Company’s acreage and 62 rigs operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of March 31, 2024:
Gross Wells in Progress on PHX Acreage (1)	56	3	2	-	70	5	136
Net Wells in Progress on PHX Acreage (1)	0.248	0.006	0.001	-	0.568	0.026	0.849
Gross Active Permits on PHX Acreage	41	5	-	7	37	4	94
Net Active Permits on PHX Acreage	0.095	0.006	-	0.003	0.126	0.020	0.250

As of April 30, 2024:
Rigs Present on PHX Acreage	10	1	-	-	4	-	15
Rigs Within 2.5 Miles of PHX Acreage	19	7	6	1	19	10	62

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended March 31, 2024, the Company leased 381 net mineral acres to third-party exploration and production companies for an average bonus payment of $439 per net mineral acre and an average royalty of 23%.

Acquisition and Divestiture Update

During the quarter ended March 31, 2024, the Company purchased 146 net royalty acres for approximately $1.4 million and had no significant divestitures.

	Acquisitions
	SCOOP	Haynesville	Other	Total
During Three Months Ended March 31, 2024:
Net Mineral Acres Purchased	111	-	-	111
Net Royalty Acres Purchased	146	-	-	146

Quarterly Conference Call

PHX will host a conference call to discuss the Company’s results for the quarter ended March 31, 2024, at 11 a.m. EDT on May 9, 2024. Management’s discussion will be followed by a question-and-answer session with investors.

To participate on the conference call, please dial 877-407-3088 (toll-free domestic) or 201-389-0927. A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13746174.

A live audio webcast of the conference call will be accessible from the “Investors” section of PHX’s website at https://phxmin.com/events. The webcast will be archived for at least 90 days.

FINANCIAL RESULTS

Statements of Income

	Three Months Ended March 31,
	2024	2023
Revenues:
Natural gas, oil and NGL sales	$7,090,208	$11,857,247
Lease bonuses and rental income	151,718	313,150
Gains (losses) on derivative contracts	627,492	3,802,820
	7,869,418	15,973,217
Costs and expenses:
Lease operating expenses	332,409	574,942
Transportation, gathering and marketing	843,504	1,128,756
Production and ad valorem taxes	392,327	552,258
Depreciation, depletion and amortization	2,356,326	1,889,990
Provision for impairment	-	2,073
Interest expense	714,886	557,473
General and administrative	3,347,037	2,981,909
Losses (gains) on asset sales and other	24,212	(4,334,428)
Total costs and expenses	8,010,701	3,352,973
Income (loss) before provision for income taxes	(141,283)	12,620,244

Provision for income taxes	42,332	3,067,000

Net income (loss)	$(183,615)	$9,553,244

Basic and diluted earnings per common share	$(0.01)	$0.27

Weighted average shares outstanding:
Basic	36,303,392	35,935,791
Diluted	36,303,392	35,935,791

Dividends per share of
common stock paid in period	$0.0300	$0.0225

Balance Sheets

	March 31, 2024	Dec. 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,625,749	$806,254
Natural gas, oil, and NGL sales receivables (net of $0	3,683,671	4,900,126
allowance for uncollectable accounts)
Refundable income taxes	455,553	455,931
Derivative contracts, net	2,400,390	3,120,607
Other	668,705	878,659
Total current assets	8,834,068	10,161,577

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	212,852,807	209,082,847
Non-producing natural gas and oil properties	56,150,263	58,820,445
Other	1,360,614	1,360,614
	270,363,684	269,263,906
Less accumulated depreciation, depletion and amortization	(116,177,898)	(114,139,423)
Net properties and equipment	154,185,786	155,124,483

Derivative contracts, net	-	162,980
Operating lease right-of-use assets	537,685	572,610
Other, net	429,486	486,630
Total assets	$163,987,025	$166,508,280

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$621,191	$562,607
Current portion of operating lease liability	236,465	233,390
Accrued liabilities and other	1,100,976	1,215,275
Total current liabilities	1,958,632	2,011,272

Long-term debt	30,750,000	32,750,000
Deferred income taxes, net	6,782,969	6,757,637
Asset retirement obligations	1,073,025	1,062,139
Derivative contracts, net	158,620	-
Operating lease liability, net of current portion	635,506	695,818
Total liabilities	41,358,752	43,276,866

Stockholders' equity:
Common Stock, $0.01666 par value; 54,000,500 shares authorized and
36,121,723 issued at Mar. 31, 2024; 54,000,500 shares authorized
and 36,121,723 issued at Dec. 31, 2023	601,788	601,788
Capital in excess of par value	42,403,417	41,676,417
Deferred directors' compensation	1,425,523	1,487,590
Retained earnings	78,717,910	80,022,839
	123,148,638	123,788,634
Less treasury stock, at cost; 122,785 shares at Mar. 31,
2024, and 131,477 shares at Dec. 31, 2023	(520,365)	(557,220)
Total stockholders' equity	122,628,273	123,231,414
Total liabilities and stockholders' equity	$163,987,025	$166,508,280

Condensed Statements of Cash Flows

	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023
Operating Activities
Net income (loss)	$(183,615)	$9,553,244
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	2,356,326	1,889,990
Impairment of producing properties	-	2,073
Provision for deferred income taxes	25,332	2,934,000
Gain from leasing fee mineral acreage	(151,718)	(313,150)
Proceeds from leasing fee mineral acreage	151,718	373,878
Net (gain) loss on sales of assets	(66,500)	(4,417,983)
Directors' deferred compensation expense	45,132	53,589
Total (gain) loss on derivative contracts	(627,492)	(3,802,820)
Cash receipts (payments) on settled derivative contracts	1,669,309	816,838
Restricted stock award expense	656,656	580,998
Other	35,731	35,904
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	1,216,455	2,328,673
Income taxes receivable	378	(776,077)
Other current assets	207,497	123,948
Accounts payable	67,986	(175,207)
Other non-current assets	56,338	40,576
Income taxes payable	-	(576,427)
Accrued liabilities	(212,882)	261,430
Total adjustments	5,430,266	(619,767)
Net cash provided by operating activities	5,246,651	8,933,477

Investing Activities
Capital expenditures	(7,440)	(190,826)
Acquisition of minerals and overriding royalty interests	(1,406,248)	(10,236,615)
Net proceeds from sales of assets	66,500	9,210,005
Net cash provided by (used in) investing activities	(1,347,188)	(1,217,436)

Financing Activities
Borrowings under credit facility	1,000,000	6,000,000
Payments of loan principal	(3,000,000)	(13,300,000)
Payments on off-market derivative contracts	-	(560,162)
Payments of dividends	(1,079,968)	(810,071)
Net cash provided by (used in) financing activities	(3,079,968)	(8,670,233)

Increase (decrease) in cash and cash equivalents	819,495	(954,192)
Cash and cash equivalents at beginning of period	806,254	2,115,652
Cash and cash equivalents at end of period	$1,625,749	$1,161,460

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$733,799	$611,922
Income taxes paid (net of refunds received)	$16,623	$1,485,505

Supplemental Schedule of Noncash Investing and Financing Activities:

Dividends declared and unpaid	$41,346	$50,034

Gross additions to properties and equipment	$1,406,743	$10,996,880
Net increase (decrease) in accounts receivable for properties
and equipment additions	6,945	(569,439)
Capital expenditures and acquisitions	$1,413,688	$10,427,441

Derivative Contracts as of March 31, 2024

	Production volume
Contract period	covered per month	Index	Contract price
Natural gas costless collars
April - September 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
April 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
May 2024	95,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
June 2024	90,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.70 ceiling
October 2024 - June 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $5.00 ceiling
November 2024 - March 2025	90,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
November - December 2024	35,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
January - March 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
April 2025 - September 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.75 ceiling
November 2025 - March 2026	100,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.85 ceiling
November 2025 - March 2026	75,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.72 ceiling
Natural gas fixed price swaps
April - June 2024	10,000 Mmbtu	NYMEX Henry Hub	$3.21
April - October 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.17
April - July 2024	127,500 Mmbtu	NYMEX Henry Hub	$3.24
July - October 2024	75,000 Mmbtu	NYMEX Henry Hub	$3.47
July - October 2024	25,000 Mmbtu	NYMEX Henry Hub	$3.47
August - September 2024	120,000 Mmbtu	NYMEX Henry Hub	$3.24
October 2024	105,000 Mmbtu	NYMEX Henry Hub	$3.24
November - December 2024	70,000 Mmbtu	NYMEX Henry Hub	$4.16
December 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.39
January - March 2025	60,000 Mmbtu	NYMEX Henry Hub	$4.16
January - March 2025	50,000 Mmbtu	NYMEX Henry Hub	$3.51
April - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.28
Oil costless collars
March 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
April 2024	1,700 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
May 2024	1,750 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
June 2024	1,650 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
March 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
April - June 2024	500 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
June - September 2024	500 Bbls	NYMEX WTI	$70.00 floor / $78.10 ceiling
July - October 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
October - December 2024	500 Bbls	NYMEX WTI	$67.00 floor / $77.00 ceiling
Oil fixed price swaps
March 2024	750 Bbls	NYMEX WTI	$71.75
April - October 2024	1,000 Bbls	NYMEX WTI	$66.10
April - June 2024	1,300 Bbls	NYMEX WTI	$70.59
July - October 2024	1,500 Bbls	NYMEX WTI	$69.50
November - December 2024	2,000 Bbls	NYMEX WTI	$69.50
November 2024 - March 2025	1,600 Bbls	NYMEX WTI	$64.80
January - March 2025	500 Bbls	NYMEX WTI	$69.50
January - June 2025	2,000 Bbls	NYMEX WTI	$70.90
April - June 2025	750 Bbls	NYMEX WTI	$69.50
April - June 2025	1,000 Bbls	NYMEX WTI	$68.00
July - September 2025	500 Bbls	NYMEX WTI	$69.50
July - December 2025	1,500 Bbls	NYMEX WTI	$68.90

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. The Company has included a presentation of adjusted EBITDA because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2024	March 31, 2023	Dec. 31, 2023
Net Income	$(183,615)	$9,553,244	$2,513,444
Plus:
Income tax expense	42,332	3,067,000	1,245,460
Interest expense	714,886	557,473	723,685
DD&A	2,356,326	1,889,990	2,443,154
Impairment expense	-	2,073	-
Less:
Non-cash gains (losses)
on derivatives	(1,041,817)	3,172,399	2,936,659
Gains (losses) on asset sales	66,500	4,417,983	57,505
Plus:
Cash payments on off-market derivative
contracts	-	(373,745)	-
Restricted stock and deferred
director's expense	701,788	634,587	572,709
Adjusted EBITDA	$4,607,034	$7,740,240	$4,504,288

Debt to Adjusted EBITDA (TTM) Reconciliation

“Debt to adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. The Company has included a presentation of debt to adjusted EBITDA (TTM) because it recognizes that certain investors consider such ratios to be a useful means of measuring the Company’s ability to meet its debt service obligations and for evaluating its financial performance. The debt to adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt to adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt to adjusted EBITDA (TTM) ratio:

	TTM Ended	TTM Ended
	March 31, 2024	March 31, 2023
Net Income	$4,183,941	$30,646,855
Plus:
Income tax expense	1,710,792	7,455,000
Interest expense	2,519,806	1,953,232
DD&A	9,032,521	7,265,346
Impairment expense	36,460	6,111,749
Less:
Non-cash gains (losses)
on derivatives	88,315	14,360,063
Gains (losses) on asset sales	377,276	9,604,551
Plus:
Cash payments on off-market derivative
contracts	-	(3,618,427)
Restricted stock and deferred
director's expense	2,501,129	2,815,183
Adjusted EBITDA	$19,519,058	$28,664,324

Debt	$30,750,000	$26,000,000
Debt to Adjusted EBITDA (TTM)	1.58	0.91

PHX Minerals Inc. Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information on the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com